EXHIBIT 99.3

NOVO HEALTHNET LIMITED

Consolidated Financial Statements

Contents

Page
Financial Statements:

Report of Independent Registered Public Accounting Firm	2

Consolidated Balance Sheets as of August 31, 2016 and 2015 and February 28, 2017 (unaudited)	3

Consolidated Statements of Operations and Comprehensive Income (Loss) for the Years Ended August 31, 2016 and 2015 and for the Six Months Ended February 28, 2017 (unaudited) and February 29, 2016 (unaudited)	4

Consolidated Statement of Stockholders' Deficit for the Years Ended August 31, 2016 and 2015 and for the Six Months Ended February 28, 2017 (unaudited)	5

Consolidated Statements of Cash Flows for the Years Ended August 31, 2016 and 2015 and for the Six Months Ended February 28, 2017 (unaudited) and February 29, 2016 (unaudited)	6

Notes to Consolidated Financial Statements	7

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AJ Robbins CPA, LLC Certified Public Accountant

To the Board of Directors and

Stockholders of Novo Healthnet Limited.

We have audited the accompanying consolidated balance sheets of Novo Healthnet Limited and Subsidiaries (collectively “the Company”) as of August 31, 2016 and 2015, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ deficit, and cash flows for the years then ended. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Novo Healthnet Limited. as of August 31, 2016, and 2015, and the consolidated results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has experienced recurring operating losses. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ AJ Robbins CPA LLC Denver, Colorado July 18, 2017

aj@ajrobbins.com

3773 Cherry Creek North Drive, Suite 575 East, Denver, Colorado 80209

(B)303-331-6190 (M)720-339-5566 (F)303-845-9078

2

NOVO HEALTHNET LIMITED
CONSOLIDATED BALANCE SHEETS
As of February 28, 2017 (unaudited) and August 31, 2016 and 2015

	February 28,	August 31,	August 31,
	2017	2016	2015
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$103,064	$110,315	$68,079
Accounts receivable, net	1,096,456	785,780	1,193,052
Other receivables	350,982	735,330	-
Due from related parties	771,049	784,833	688,605
Prepaid expenses and other current assets	122,986	156,221	164,378
Total current assets	2,444,537	2,572,479	2,114,114

Furniture and equipment, net	302,491	318,718	333,941
Other receivables, non-current	-	-	321,385

TOTAL ASSETS	$2,747,028	$2,891,197	$2,769,440

LIABILITIES AND DEFICIT

Current Liabilities:
Accounts payable	$2,105,966	$2,035,328	$2,172,354
Accrued expenses	234,810	235,420	467,516
Accrued interest (principally to related parties)	982,873	832,766	486,697
Due to related parties	1,612,617	1,838,592	1,266,879
Notes payable	91,470	147,517	222,131
Debentures, related parties	4,832,616	4,878,714	-
Total current liabilities	9,860,352	9,968,337	4,615,577

Notes payable, net of current portion	8,161	11,580	-
Debentures, related parties	-	-	4,841,580
TOTAL LIABILITIES	9,868,513	9,979,917	9,457,157

Commitments and contingencies (Note 10)	-	-	-

DEFICIT
Novo Healthnet Limited stockholders deficit:
Preferred stock, Class A; CAD$1,000 redemption value; unlimited shares authorized;
6,000 shares issued and outstanding (dividends in arrears of $928,404, $800,100 and $521,778)		-	-
Preferred stock, Class C; CAD$1,000 redemption value; unlimited shares authorized;
4,500 shares issued and outstanding (dividends in arrears of $696,303, $600,075 and $391,334)		-	-
Preferred stock, Class D; CAD$1,000 redemption value; unlimited shares authorized;
900 shares issued and outstanding (dividends in arrears of $139,261, $120,015 and $78,267)		-	-
Common stock, no par value; unlimited shares authorized;
100 shares issued and outstanding	92	92	92
Other comprehensive income	1,344,344	1,277,449	1,332,164
Accumulated deficit	(8,448,883)	(8,353,593)	(8,012,884)
Total Novo Healthnet Limited stockholders' deficit	(7,104,447)	(7,076,052)	(6,680,628)
Noncontrolling interest	(17,038)	(12,668)	(7,089)
Total deficit	(7,121,485)	(7,088,720)	(6,687,717)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,747,028	$2,891,197	$2,769,440

See Independent Auditor’s Report and accompanying footnotes, which are an integral part of these consolidated financial statements

3

NOVO HEALTHNET LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Years Ended August 31, 2016 and 2015 and for the Six Months Ended February 28, 2017 (unaudited) and February 29, 2016 (unaudited)

	Six Months Ended		Years Ended
	February 28,	February 29,	August 31,	August 31,
	2017	2016	2016	2015
	(unaudited)	(unaudited)

Revenues	$3,652,759	3,456,723	$7,178,246	$7,465,637

Cost of revenues	2,354,021	2,265,600	4,670,615	4,759,493

Gross profit	1,298,738	1,191,123	2,507,631	2,706,144

Operating expenses:
Selling expenses	18,560	16,964	25,610	63,758
General and administrative expenses	1,170,242	1,123,850	2,360,067	2,931,192
Total operating expenses	1,188,802	1,140,814	2,385,677	2,994,950

Income (loss) from operations	109,936	50,309	121,954	(288,806)

Non operating income (expense)
Interest income	21,988	11,328	55,208	3,365
Interest expense	(231,705)	(257,177)	(523,340)	(689,030)
Other expense	-	-	-	(44,365)
Total other income (expense)	(209,717)	(245,849)	(468,132)	(730,030)

Loss before income taxes	(99,781)	(195,540)	(346,178)	(1,018,836)

Income tax expense	-	-	-	-

Net loss	$(99,781)	$(195,540)	$(346,178)	$(1,018,836)

Net loss attributed to noncontrolling interest	(4,491)	(2,531)	(5,469)	(7,771)

Net loss attributed to Novo Healthnet Limited	$(95,290)	$(193,009)	$(340,709)	$(1,011,065)

Preferred stock dividend	258,244	252,567	515,941	566,968

Net loss attributed to Novo Healthnet Limited common stockholders	$(353,534)	$(445,576)	$(856,650)	$(1,578,033)

Comprehensive income (loss):
Net loss	(99,781)	(195,540)	(346,178)	(1,018,836)
Foreign currency translation gain (loss)	66,895	150,914	(54,715)	1,332,164
Comprehensive income (loss)	$(32,886)	$(44,626)	$(400,893)	$313,328

Weighted average common shares outstanding - basic and diluted	100	100	100	100

Net loss per common share - basic and diluted	$(3,535)	$(4,456)	$(8,567)	$(15,780)

See Independent Auditor’s Report and accompanying footnotes, which are an integral part of these consolidated financial statements

4

NOVO HEALTHNET LIMITED
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
For the Years Ended August 31, 2016 and 2015 and for the Six Months Ended February 28, 2017 (unaudited)

					Total
			Other		Novo
	Common Stock		Comprehensive	Accumulated	Stockholders'	Noncontrolling	Total
	Shares	Amount	Income	Deficit	Deficit	Interest	Deficit

Balance, August 31, 2014	100	$92	$-	$(7,001,819)	$(7,001,727)	$-	$(7,001,727)

Foreign currency translation gain	-	-	1,332,164	-	1,332,164	682	1,332,846
Net loss	-	-	-	(1,011,065)	(1,011,065)	(7,771)	(1,018,836)

Balance, August 31, 2015	100	92	1,332,164	(8,012,884)	(6,680,628)	(7,089)	(6,687,717)

Foreign currency translation loss	-	-	(54,715)	-	(54,715)	(110)	(54,825)
Net loss	-	-	-	(340,709)	(340,709)	(5,469)	(346,178)

Balance, August 31, 2016	100	$92	1,277,449	(8,353,593)	(7,076,052)	(12,668)	(7,088,720)

Foreign currency translation gain (unaudited)	-	-	66,895	-	66,895	121	67,016
Net loss (unaudited)	-	-	-	(95,290)	(95,290)	(4,491)	(99,781)

Balance, February 28, 2017 (unaudited)	100	$92	$1,344,344	$(8,448,883)	$(7,104,447)	$(17,038)	$(7,121,485)

See Independent Auditor’s Report and accompanying footnotes, which are an integral part of these consolidated financial statements

5

NOVO HEALTHNET LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended August 31, 2016 and 2015 and for the Six Months Ended February 28, 2017 (unaudited) and February 29, 2016 (unaudited)

	Six Months Ended		Years Ended
	February 28,	February 29,	August 31,	August 31,
	2017	2016	2016	2015
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(99,781)	$(195,540)	$(346,178)	$(1,018,836)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	30,540	35,449	72,586	58,105
Changes in operating assets and liabilities:
Accounts receivable	(318,228)	190,598	412,216	(66,540)
Prepaid expenses and other current assets	31,770	57,918	9,321	124,411
Accounts payable	89,904	375,554	(152,134)	944,543
Accrued expenses	1,615	(170,675)	(233,300)	(906,817)
Accrued interest	158,039	233,123	338,877	154,738
Net cash provided by (used in) operating activities	(106,141)	526,427	101,388	(710,396)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	(17,320)	(29,137)	(54,982)	(113,872)
Amounts loaned for other receivables	-	(398,790)	(407,322)	-
Proceeds from repayment of other receivables	377,550	-	-	-
Net cash provided by (used in) investing activities	360,230	(427,927)	(462,304)	(113,872)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances (repayments) to related parties	(202,314)	301,182	466,291	816,418
Proceeds from notes payable	-	-	-	253,743
Payments on notes payable	(57,986)	(32,287)	(64,084)	(10,257)
Payments on debentures	-	-	-	(183,058)
Net cash provided by (used in) financing activities	(260,300)	268,895	402,207	876,846

Effect of exchange rate changes on cash and equivalents	(1,040)	(1,239)	945	(8,952)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(7,251)	366,156	42,236	43,626

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	110,315	68,079	68,079	24,453

CASH AND CASH EQUIVALENTS, END OF PERIOD	$103,064	$434,235	$110,315	$68,079

CASH PAID FOR:
Interest	$81,598	$34,870	$177,271	$622,480
Income taxes	$-	$-	$-	$-

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Other receivable issued for sale of assets	$-	$-	$-	$352,283

See Independent Auditor’s Report and accompanying footnotes, which are an integral part of these consolidated financial statements

6

NOVO HEALTHNET LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended August 31, 2016 and 2015 and for the Six Months Ended February 28, 2017 and February 29, 2016

(information with respect to the six months ended February 28, 2017 and February 29, 2016 is unaudited)

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

Novo Healthnet Limited (the “Company”) was incorporated under the laws of the Province of Ontario, Canada on September 5, 2013. The Company operates within the Canadian healthcare para-medical services sector, in clinic, home and institutional locations, with a specific focus on pain assessment, treatment, management and prevention through specialized rehabilitative treatment protocols. The Company provides its specialized services to over 300,000 patients annually through 14 corporate owned clinics and over 300 affiliated healthcare providers nationally. Through the Company’s eldercare division, it provides services to over 100 locations throughout Ontario province.

Basis of Presentation

The accompanying consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). The Company’s functional currency is the Canadian Dollar (“CAD”); however, the accompanying consolidated financial statements were translated and presented in United States Dollars (“$” or “USD”).

Foreign Currency Translation

The accounts of the Company are maintained in CAD. The accounts of the Company are translated into USD in accordance with ASC Topic 830 Foreign Currency Transaction, with the CAD as the functional currency. According to Topic 830, all assets and liabilities are translated at the exchange rate on the balance sheet date, stockholders’ equity is translated at historical rates and statement of operations items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with ASC Topic 220, Comprehensive Income. Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the statement of operations and comprehensive income. The following table details the exchange rates used for the respective periods:

	February 28,	February 29,	August 31,	August 31,
	2017	2016	2016	2015

Period end: CAD to USD exchange rate	$0.7548	$0.7391	$0.7620	$0.7562
Average period: CAD to USD exchange rate	$0.7551	$0.7385	$0.7543	$0.8289

Interim Financial Statements

The unaudited financial information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company’s financial position, the results of its operations, and cash flows for the periods presented. The results of operations for the six months ended February 28, 2017 are not necessarily indicative of the results for the year ending August 31, 2017. The accompanying unaudited financial statements are presented in accordance with the requirements for Form 10-Q. Accordingly, they do not include all the disclosures normally required by US GAAP.

7

NOVO HEALTHNET LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended August 31, 2016 and 2015 and for the Six Months Ended February 28, 2017 and February 29, 2016

(information with respect to the six months ended February 28, 2017 and February 29, 2016 is unaudited)

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has sustained net losses for the six months ended February 28, 2017 and for the years ended August 31, 2016 and 2015. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and its ability to obtain additional capital financing from investors. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has merged with a public company to raise equity capital as necessary to fund expenditures until the Company’s operations can generate sufficient cash flows to sustain operations. No assurance can be made that these efforts will be successful and sustain the Company for a reasonable period of time.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Novo Peak Health Inc., Novo Healthnet Rehab Limited, Novo Assessments Inc., and its 80% owned subsidiary, Novo Healthnet Kemptville Centre Inc. The Company and all of its subsidiaries are incorporated under the laws of the Province of Ontario, Canada.

Noncontrolling Interest

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, Consolidation, which governs the accounting for and reporting of non-controlling interests (“NCIs”) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCIs be treated as a separate component of equity, not as a liability, that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions rather than as step acquisitions or dilution gains or losses, and that losses of a partially owned consolidated subsidiary be allocated to the NCI even when such allocation might result in a deficit balance.

The net income (loss) attributed to the NCI is separately designated in the accompanying consolidated statements of operations and other comprehensive income (loss).

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

8

NOVO HEALTHNET LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended August 31, 2016 and 2015 and for the Six Months Ended February 28, 2017 and February 29, 2016

(information with respect to the six months ended February 28, 2017 and February 29, 2016 is unaudited)

Accounts Receivable

Accounts receivable are recorded, net of allowance for doubtful accounts and sales returns. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentration, customer credit worthiness, current economic trends and changes in customer payment patterns to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Delinquent account balances are written-off after management has determined that the likelihood of collection is not probable and known bad debts are written off against the allowance for doubtful accounts when identified. As of February 28, 2017 and August 31, 2016 and 2015, the allowance for uncollectible accounts receivable was $521,254, $508,161 and $471,389, respectively.

Furniture and Equipment

Furniture and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the double-declining balance method for substantially all assets with estimated lives as follows:

Leasehold improvements	5 years
Clinical equipment	5 years
Computer equipment	3 years
Office equipment	5 years
Furniture and fixtures	5 years

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at February 28, 2017 and August 31, 2016 and 2015, the Company believes there was no impairment of its long-lived assets.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, restricted cash, accounts receivable, advances to suppliers, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities.

9

NOVO HEALTHNET LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended August 31, 2016 and 2015 and for the Six Months Ended February 28, 2017 and February 29, 2016

(information with respect to the six months ended February 28, 2017 and February 29, 2016 is unaudited)

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology us one or more unobservable inputs which are significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, Distinguishing Liabilities from Equity, and FASB ASC Topic 815, Derivatives and Hedging.

As of February 29, 2017 and August 31, 2016 and 2015, respectively, the Company did not identify any assets and liabilities required to be presented on the balance sheet at fair value.

Revenue Recognition

Revenue related to healthcare services provided is recognized at the time services have been performed. Gross service revenue is recorded in the accounting records on an accrual basis at the provider’s established rates, regardless of whether the health care entity expects to collect that amount. The Company will reserve a provision for contractual adjustment and discounts and deduct from gross service revenue. The Company believes that recognizing revenue at the time the services have been performed is appropriate because the Company’s revenue policies meet the following four criteria in accordance with FASB ASC 605, Revenue Recognition: (i) persuasive evidence that arrangement exists, (ii) services has occurred, (iii) the price is fixed and determinable and (iv) collectability is reasonably assured. The Company reports revenues net of any sales, use and value added taxes.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive securities are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were no potentially dilutive securities outstanding during any of the periods presented in these financial statements.

10

NOVO HEALTHNET LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended August 31, 2016 and 2015 and for the Six Months Ended February 28, 2017 and February 29, 2016

(information with respect to the six months ended February 28, 2017 and February 29, 2016 is unaudited)

Foreign Currency Transactions and Comprehensive Income

US GAAP generally requires recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is the Canadian $. Translation gains of $1,344,344, $1,277,449 and $1,332,164 at February 28, 2017 and August 31, 2016 and 2015, respectively, are classified as an item of other comprehensive income in the stockholders’ equity section of the balance sheet.

Statement of Cash Flows

Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Recent Accounting Pronouncements

In January 2017, the FASB issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its statements of cash flows.

In March 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09, which amends several aspects of accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, and classification in the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

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NOVO HEALTHNET LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended August 31, 2016 and 2015 and for the Six Months Ended February 28, 2017 and February 29, 2016

(information with respect to the six months ended February 28, 2017 and February 29, 2016 is unaudited)

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern, which provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. ASU 2014-15 requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity's ability to continue as a going concern. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods thereafter. Early adoption is permitted. The Company is currently evaluating the impact of the adoption of ASU 2014-15 on the Company's financial statements and disclosures.

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle-based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is in the process of evaluating the impact of ASU 2014-09 on the Company's financial statements and disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Note 3 – Related Party Transactions

Due from related parties

Due from related parties are amounts advanced to certain related parties that are non-interest bearing and the Company can demand payment at any time.

Due to related parties

Due to related parties are amounts loaned to the Company by stockholders and officers of the Company that are non-interest bearing and payable upon demand.

Note 4 – Other Receivables

Other receivables at February 28, 2017 and August 31, 2016 and 2015 consisted of the following:

	February 28,	August 31,	August 31,
	2017	2016	2015
Notes receivable dated November 15, 2014; accrues interest at 8% per annum; secured by assets; due November 15, 2016. This note receivable is currently in default.	$37,740	$38,099	$37,810
Notes receivable dated April 1, 2015; accrues interest at 8% per annum; secured by certain assets; due April 1, 2017. This note receivable is currently in default.	283,050	285,750	283,575
Advance to corporation; non-interest bearing; unsecured; payable upon demand	-	381,000	-
Advance to corporation; non-interest bearing; unsecured; payable upon demand	30,192	30,481	-
	350,982	735,330	321,385
Current portion	(350,982)	(735,330)	-
Long-term portion	$-	$-	$321,385

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NOVO HEALTHNET LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended August 31, 2016 and 2015 and for the Six Months Ended February 28, 2017 and February 29, 2016

(information with respect to the six months ended February 28, 2017 and February 29, 2016 is unaudited)

Note 5 – Furniture and Equipment

Furniture and equipment at February 28, 2017 and August 31, 2016 and 2015 consisted of the following:

	February 28,	August 31,	August 31,
	2017	2016	2015
Leasehold Improvements	$303,463	$310,111	$270,437
Clinical equipment	158,197	147,429	133,246
Computer equipment	16,949	8,575	6,222
Office equipment	22,980	22,780	22,123
Furniture and fixtures	17,215	17,379	15,273
	518,804	506,274	447,301
Accumulated depreciation	(216,313)	(187,556)	(113,360)
Total	$302,491	$318,718	$333,941

Depreciation expense for the years ended August 31, 2016 and 2015 was $72,586 and $58,105, respectively and for the six months ended February 28, 2017 and February 29, 2016 was $30,540 and $35,449, respectively.

Note 6 – Notes Payable

Notes payable at February 28, 2017 and August 31, 2016 and 2015 consisted of the following:

	February 28,	August 31,	August 31,
	2017	2016	2015
Notes payable to five individuals; accrues interest at 12% per annum; secured by assets of the Company; due May 29, 2016. These notes have been fully repaid.	$52,836	$91,439	$90,743
Notes payable to financial institution; accrues interest at 6.5% per annum; monthly principal and interest payment of $1,694; unsecured; due August 15, 2016.	-	-	20,070
Notes payable to financial institution; accrues interest at 7.2% per annum; monthly principal and interest payment of $4,465; unsecured; due October 2017.	26,963	47,636	87,793
Notes payable to financial institution; accrues interest at 6% per annum; monthly principal and interest payment of $656; unsecured. The note was repaid in fiscal year 2016.	-	-	23,525
Notes payable to financial institution; accrues interest at 6% per annum; monthly principal and interest payment of $608; unsecured; due April 8, 2019.	19,832	20,022	-
	99,631	159,097	222,131
Current portion	(91,470)	(147,517)	(222,131)
Long-term portion	$8,161	$11,580	$-

Aggregate future maturities of notes payable as of August 31, 2016 are as follows:

Years ending August 31:
2017	$147,517
2018	6,787
2019	4,793
$159,097

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NOVO HEALTHNET LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended August 31, 2016 and 2015 and for the Six Months Ended February 28, 2017 and February 29, 2016

(information with respect to the six months ended February 28, 2017 and February 29, 2016 is unaudited)

Note 7 – Debentures, related parties

On September 30, 2013, the Company issued five debentures totaling CAD 6,402,512 (US $4,878,714 at August 31, 2016) in connection with the acquisition of certain businesses. The holders of the debentures are current stockholders of the Company. The debentures are secured by all the assets of the Company, accrue interest at 8% per annum and are due on September 30, 2016. The debentures are currently in default.

Note 8 – Stockholders’ Deficit

Common stock

The Company has authorized an unlimited amount of no par value common stock. At February 28, 2017 and August 31, 2016 and 2015 there were 100 common shares issued and outstanding.

Preferred stock, Class A

The Company has authorized an unlimited amount of preferred stock, class A. At February 28, 2017 and August 31, 2016 and 2015 there were 6,000 shares issued and outstanding. The preferred stock, class A has a redemption value of CAD 1,000 ($762 at August 31, 2016) per share and are entitled to cumulative dividends at a rate of 6% per annum of the redemption value. At February 28, 2017 and August 31, 2016 and 2015, dividends in arrears were $928,404, $800,100 and $521,778, respectively. The rights of the preferred stock, Class A is pro rata and in parity with the preferred stock, class C and preferred stock, class D, but in priority to the rights of common stock. The Company holds the right to redeem the preferred stock, class A shares, but must provide 20 days written notice to the stockholders.

Preferred stock, Class C

The Company has authorized an unlimited amount of preferred stock, class C. At February 28, 2017 and August 31, 2016 and 2015 there were 4,500 shares issued and outstanding. The preferred stock, class C has a redemption value of CAD 1,000 ($762 at August 31, 2016) per share and are entitled to cumulative dividends at a rate of 6% per annum of the redemption value. At February 28, 2017 and August 31, 2016 and 2015, dividends in arrears were $696,303, $600,075 and $391,331, respectively. The rights of the preferred stock, Class C is pro rata and in parity with the preferred stock, class A and preferred stock, class D, but in priority to the rights of common stock. The Company holds the right to redeem the preferred stock, class C shares, but must provide 20 days written notice to the stockholders.

Preferred stock, Class D

The Company has authorized an unlimited amount of preferred stock, class D. At February 28, 2017 and August 31, 2016 and 2015 there were 900 shares issued and outstanding. The preferred stock, class D has a redemption value of CAD 1,000 ($762 at August 31, 2016) per share and are entitled to cumulative dividends at a rate of 6% per annum of the redemption value. At February 28, 2017 and August 31, 2016 and 2015, dividends in arrears were $139,261, $120,015 and $78,267, respectively. The rights of the preferred stock, Class D is pro rata and in parity with the preferred stock, class A and preferred stock, class C, but in priority to the rights of common stock. The Company holds the right to redeem the preferred stock, class D shares, but must provide 20 days written notice to the stockholders.

14

NOVO HEALTHNET LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended August 31, 2016 and 2015 and for the Six Months Ended February 28, 2017 and February 29, 2016

(information with respect to the six months ended February 28, 2017 and February 29, 2016 is unaudited)

Note 9 – Income Taxes

The Company is subject to the income tax laws of the Province of Ontario and the country of Canada.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A full valuation allowance is established against all net deferred tax assets as of August 31, 2016 and 2015 based on estimates of recoverability. While the Company has optimistic plans for its business strategy, it determined that such a valuation allowance was necessary given the current and expected near term losses and the uncertainty with respect to its ability to generate sufficient profits from its business model. Because of the impacts of the valuation allowance, there was no income tax expense or benefit for the year ended August 31, 2016 and 2015 and the six months ended February 28, 2017 and February 29, 2016.

A reconciliation of the differences between the effective and statutory income tax rates for years ended August 31:

	2016		2015
	Amount	Percent	Amount	Percent

Canadian statutory rate	$(95,398)	28.0%	$(283,098)	28.0%
Province statutory rate	(37,478)	11.0%	(111,217)	11.0%
Valuation allowance against net deferred tax assets	132,876	-39.0%	394,315	-39.0%
Effective rate	$-	0.0%	$-	0.0%

At August 31, 2016 and 2015, the significant components of the deferred tax assets are summarized below:

	2016	2015
Deferred income tax asset
Net operating loss carryforwards	$1,391,467	$1,247,665
Total deferred income tax asset	1,391,467	1,247,665
Less: valuation allowance	(1,391,467)	(1,247,665)
Total deferred income tax asset	$-	$-

The valuation allowance for the years ended August 31, 2016 and 2015 increased by $132,876 and $394,315, respectively, as a result of the Company generating additional net operating losses.

The Company has recorded as of August 31, 2016 a valuation allowance of $1,391,467, as it believes that it is more likely than not that the deferred tax assets will not be realized in future years. Management has based its assessment on the Company’s lack of profitable operating history.

The Company conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of August 31, 2016 and 2015.

The Company has net operating loss carry-forwards of approximately $3,568,000. The 2016, 2015and 2014 tax years are still subject to audit.

15

NOVO HEALTHNET LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended August 31, 2016 and 2015 and for the Six Months Ended February 28, 2017 and February 29, 2016

(information with respect to the six months ended February 28, 2017 and February 29, 2016 is unaudited)

Note 10 – Commitments and Contingencies

Litigation

The Company is party to certain legal proceedings from time to time incidental to the conduct of its business. These proceedings could result in fines, penalties, compensatory or treble damages or non-monetary relief. The nature of legal proceedings is such that the Company cannot assure the outcome of any particular matter, and an unfavorable ruling or development could have a materially adverse effect on our consolidated financial position, results of operations and cash flows in the period in which a ruling or settlement occurs. However, based on information available to the Company’s management to date, the Company’s management does not expect that the outcome of any matter pending against the Company is likely to have a materially adverse effect on the Company’s consolidated financial position as of August 31, 2016, results of operations, cash flows or liquidity of the Company.

Leases

The Company leases its office space and certain facilities under long-term operating leases expiring through fiscal year 2023. Rent expense under these leases was $763,339 and $825,578 for the years ended August 31, 2016 and 2015, respectively, and $387,110 and $377,855 for the six months ended February 28, 2017 and February 29, 2016, respectively.

Future minimum annual payments under operating lease agreements for fiscal years ending August 31 are as follows:

Years ending August 31:
2017	$371,703
2018	360,424
2019	279,290
2020	179,325
2021	161,573
Thereafter	156,154
$1,508,469

Note 11 – Subsequent Events

On April 1, 2017, the Company purchased certain assets from APKA Health for CAD 500,000 (approximately $374,000).

On April 25, 2017, the Company entered into a share exchange agreement with Novo Integrated Sciences, Inc., formerly Turbine Truck Engines, Inc. (“NVOS”) whereby NVOS issued 167,797,406 restricted shares of NVOS common stock, representing 85% of the issued and outstanding NVOS common stock, in exchange for all the Company’s issued and outstanding shares of both common and preferred stock. As a result of this transaction, the Company is a wholly owned Canadian subsidiary of NVOS.

16